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                                                                    Exhibit 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

  We consent to the reference to our firm under the captions "Selected Financial Data" and "Experts" and to the use of our reports dated March 26,
1999 except as to Note 11, as to which the date is June   , 1999, in the
Registration Statement (Form S-1 No. 333-76587) and related Prospectus of
WatchGuard Technologies, Inc. for the registration of            shares of its
common stock.

Seattle, Washington

June   , 1999

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  The foregoing report is in the form that will be signed upon the completion of the stock split described in Note 11 to the financial statements.

                                          ERNST & YOUNG LLP

Seattle, Washington

June 2, 1999